UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2006

Warp Technology Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-33197	88-0467845
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Railroad Avenue, Greenwich, Connecticut		06830
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203 422 2950

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Amendment to Articles of Incorporation

The registrant, Warp Technology Holdings, Inc. (the "Company") has filed with the Nevada Secretary of State the Certificate of Amendment to Articles of Incorporation described in its Definitive Information Statement filed on March 13, 2006. The amendment changes the Company’s name to Halo Technology Holdings, Inc., effective April 2, 2006. A copy of the amendment is included as Exhibit 3.13 hereto.

Item 8.01 Other Events.

Change of Company Name and Trading Symbol.

The Company’s name will change to Halo Technology Holdings, Inc. effective April 2, 2006.

Currently, the Company’s Common Stock is quoted on the OTC Bulletin Board under the symbol WARP. As a consequence of the name change, the Company’s symbol will change. The new symbol will be HALO. The new symbol will be effective at the open of business on Monday, April 3, 2006.

Stock Certificates.

After the name change becomes effective, there is no requirement that stockholders obtain new or replacement stock certificates. However, each stockholder of record of shares of the Company's Common Stock outstanding immediately prior to the name change may contact the Company's Transfer Agent to exchange the certificates representing such stockholder's shares for new certificates reflecting the new name of the Company.

The Company’s Transfer Agent is the Pacific Stock Transfer Company. The contact information for the Company’s Transfer Agent is as follows:

Pacific Stock Transfer Company
500 E. Warm Springs Road
Suite 240
Las Vegas, NV 89119

Phone: (702) 361-3033
Facsimile: (702) 433-1979

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

3.13 Certificate of Amendment to Articles of Incorporation effective April 2, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warp Technology Holdings, Inc.

March 31, 2006	By:	Ernest C. Mysogland

Name: Ernest C. Mysogland
Title: Executive Vice President

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Exhibit Index

Exhibit No.	Description

3.13	Certificate of Amendment to Articles of Incorporation effective April 2, 2006.